EXHIBIT 32(a).2


               STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE

               SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350


The undersigned, Peter G. Maier, is the Vice President and Chief Financial Officer of INFICON Holding AG (the "Company").

This statement is being furnished in connection with the filing by the Company of the Company's Report on Form 20-F on or about March 17, 2004 (the "Report").

By execution of this statement, I certify that:

      A) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) and 78o(d)) and

      B) the information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.


Date: March 14, 2005

By: /s/ Peter G. Maier
    ----------------------
    Peter G. Maier
    Vice President and
    Chief Financial Officer